UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐ Definitive Proxy Statement
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U.S. Global Investors Funds
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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IMPORTANT NOTICE Please vote utilizing one of the convenient methods described below.

U.S. Global Family of Funds

7900 Callaghan Road

San Antonio TX  78229

September 5, 2008

Dear Shareholder:

Recently we sent to you proxy materials for the upcoming Special Meeting of Shareholders for your U.S. Global Fund(s).  In order to conduct the formal business of the Special Meeting, we need sufficient proxy voting participation to meet the required quorum level for your U.S. Global Fund(s).  So far, we have received voting instructions from many shareholders of the U.S. Global Fund(s), but as of the date of this letter your vote has not been received.  Please know that your vote is critical to the outcome of this Meeting regardless of how many shares you own.

Information regarding this Special Meeting and the proposals to be voted on can be found in the proxy statement, which was previously mailed to you on or about August 11, 2008.  If you are interested in viewing the proxy statement, you can log on to www.proxyonline.com.  Please have your control number, which is located on your enclosed proxy card(s), available at the time you log on.  If you would like another copy of the proxy materials, have any proxy-related questions, or would like to place your vote with a representative, please call 1-866-864-4940 for assistance.  Representatives are available on Monday through Friday between the hours of 9:00 a.m. and 10:00 p.m. Eastern Time.

Whichever method you use to vote, your vote matters and will help us obtain the required number of votes to hold the Special Meeting and avoid the possibility of meeting postponements.  Please help us by taking a moment to cast your vote today.

Thank you in advance for your participation.

Sincerely,

(Signature)

Frank E. Holmes

Chief Executive Officer and Trustee

Please take a moment now to cast your vote using one of the options listed below:

1.	Vote by Phone. Simply call toll-free 1-866-864-4940. Representatives are available Monday through Friday between the hours of 9:00 a.m. and 10:00 p.m. Eastern Time.

2.

Vote via the Internet. You may cast your vote by logging on to www.proxyonline.com. Be sure to have your control number, which is located on the enclosed proxy card(s), available at the time you plan on voting.

3.	Vote by Mail. You may cast your vote by signing, dating and mailing the enclosed proxy ballot(s) in the postage-prepaid return envelope provided.

Reg